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                                                                    EXHIBIT 99.1


                        (INDUS INTERNATIONAL, INC. LOGO)

FOR IMMEDIATE RELEASE

CONTACTS:
Media Relations                                     Investor Relations
Indus International Inc.                            Kalt Rosen & Co.
Gary Frazier, (770) 989-4188                        Pierre Hirsch/Howard Kalt
gary.frazier@indus.com                              415/397-2686



                    INDUS ANNOUNCES CHANGE IN FISCAL YEAR-END
                           AND EARNINGS REPORTING DATE

ATLANTA, APRIL 10, 2003 - Indus International, Inc. (NASDAQ: IINT), a leading provider of enterprise asset management solutions and advanced customer information service solutions for utilities, announced today that it has changed the fiscal year end of the Company from December 31 to March 31. The principal rationale for changing the Company's fiscal year stems from its March 5 acquisition of the Global Energy and Utility Services business unit of Systems & Computer Technology Corporation, now known as Indus Utility Systems. Indus believes that this fiscal year change will facilitate future comparisons of the combined organization's financial performance, beginning with the first full year of operation following the acquisition, and provide operating efficiencies for the business.

The Company's earnings call for the three-month transition period ending March 31, 2003, is now scheduled for Thursday, May 15, 2003, to accommodate the additional financial and accounting activities resulting from the acquisition and change in year end. In early May, Indus will announce the time and call-in numbers for its earnings conference call in a news release.


ABOUT INDUS INTERNATIONAL

Indus International provides breakthrough value to its clients by delivering ActionPoint Management, a business improvement program which delivers all the information needed by an end user to make the best decision possible at the point where that decision is made. Indus software products, professional services and hosted service offerings improve clients' profitability by reducing costs, increasing capacity and competitiveness, servicing their customers, billing for services and ensuring regulatory compliance. Indus solutions are used by more than 300,000 end users in more than 40 countries and diverse industries - including



                                     -more-
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            Indus Announces Change in Fiscal Year End and Reporting Date, page 2 manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.


SAFE HARBOR STATEMENT

This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, the anticipated benefits of changing the Company's fiscal year end. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, the successful integration of the acquisition of Indus Utility Systems, Inc. ("IUS"), including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the IUS business and products, ability to realize anticipated or any synergies or cost-savings from the acquisition, current market conditions for Indus' and IUS products and services, Indus' ability to achieve growth in its core product offerings and the combined Indus/IUS offerings, Indus' ability to achieve projected revenues, gross margin, operating results and earnings, market acceptance and the success of Indus' and IUS products, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, uncertainty relating to and the management of personnel changes, timely development and introduction of new products, releases and product enhancements, current economic conditions and the timing and extent of a recovery, heightened security and war or terrorist acts in countries of the world that affect the Company's business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2002 Annual Report on Form 10-K for the year ended December 31, 2002, for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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